Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of March 14, 2022, between Hippo Parent Corporation, a Delaware corporation (“New Parent”), and The Sinclair Companies, a Wyoming corporation (“Sinclair HoldCo”). Each of the New Parent and Sinclair HoldCo is hereinafter referred to individually as a “Party” and together as the “Parties,” and each of New Parent and Sinclair HoldCo may be hereinafter referred to as either “Provider” or “Recipient,” depending on whether it is the provider or recipient of Services (as defined below) hereunder.

WHEREAS, in connection with the transactions contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of August 2, 2021, by and among New Parent, Sinclair HoldCo and the other parties thereto, each Party desires to purchase from the other Party certain transitional services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement.

2. Provision of Services.

(a) During the term of this Agreement as set forth in Section 6, Provider shall provide to Recipient (i) the services set forth on Exhibit A hereto and, (ii) with respect to New Parent (as Recipient), any other services requested by New Parent in writing that were provided by or on behalf of Sinclair HoldCo or its Affiliates to any member of the Company Group or in connection with the Downstream Business prior to the Closing Date and that are reasonably required by New Parent (each service described in clauses (i) and (ii), as applicable, a “Service,” and collectively, the “Services”) to operate the Downstream Business consistent with the manner in which the Downstream Business was operated prior to the Closing Date. Provider may provide the Services upon request by Recipient or on an ongoing basis, as agreed in writing by the Parties. The absence of designation of a Service as “as requested” or “ad hoc” on Exhibit A shall not preclude such Service from being characterized as such.

(b) Unless expressly required by Exhibit A, (i) (A) Sinclair HoldCo (as Provider) shall perform the Services to the same standard of care as the Services were performed by Sinclair HoldCo or its Affiliates for the Company Group or in connection with the Downstream Business prior to the date of this Agreement, and (B) New Parent (as Provider) shall perform the Services to the same standard of care as it performs similar services on its own behalf or on behalf of its Subsidiaries, and (ii) Recipient shall use the Services for substantially the same purposes and in substantially the same manner as such Services were used prior to the date of this Agreement, except as otherwise agreed by Provider.

(c) Provider may (i) employ the services of, or otherwise make available, contractors, subcontractors, vendors or other third parties (each, a “Third Party Provider”), and shall pay for any and all costs, expenses, fees, levies or charges for any Third Party Providers or (ii) use its own personnel or the personnel of any of its Affiliates to provide some or all of the Services. For all purposes of this Agreement, Provider shall be responsible for any Third Party Provider as if such Third Party Provider was a party to this Agreement, and each Third Party Provider shall be considered the “Provider” with respect to any Services it provides or fails to provide hereunder.

3. Access. Recipient shall make available on a timely basis to Provider all information and materials reasonably requested by Provider to enable it to provide the Services hereunder. Recipient shall give Provider reasonable access, upon reasonable prior notice, during regular business hours and at such other times as are reasonably required, to Recipient’s premises for the purpose of providing the Services hereunder.

4. Pricing, Invoice, Payment and Disputes.

(a) Exhibit A sets forth the price for each Service set forth on Exhibit A, which shall be equal to the internally allocated costs for the performance of such Service and reasonable, documented out-of-pocket expenses passed through without mark up (including pass through of third-party charges at cost). With respect to each Service to be provided in accordance with Section 2(a)(ii), Recipient shall pay Provider an amount equal to the internally allocated costs for the performance of such Service and Provider’s reasonable, documented out-of-pocket expenses passed through without mark up (including pass through of third-party charges at cost). Provider shall invoice Recipient after the end of each month for the Services actually provided during such month. Each invoice shall be payable by Recipient thirty (30) days after the date of such invoice.

(b) If Recipient disputes a charge included in an invoice in good faith, Recipient shall provide Provider with written notice containing reasonable detail regarding the basis for such dispute no later than fifteen (15) days after receiving such invoice. The Parties shall cooperate to promptly resolve any disputed charge. If the Parties agree that the disputed charge is not valid, Provider shall include a credit to Recipient in the next invoicing cycle or, if the disputed charge occurs in the last invoicing cycle, a refund (to the extent not previously paid), in the amount of such disputed charge. If the Parties are unable to resolve the billing dispute within twenty (20) days, the Parties shall escalate the issue to senior officers of each Party who shall reasonably cooperate to attempt resolve the issue.

5. Taxes. Any Taxes assessed on the provision of the Services hereunder shall be paid by Recipient (other than any income Taxes on amounts paid to Provider by Recipient pursuant to the terms hereof).

6. Term. Provider shall provide each of the Services from the Closing Date through the end of the term for such Service as set forth in Exhibit A (the “Initial Term”), subject to termination in accordance with Section 7. The Initial Term for each such Service shall not extend beyond the date that is twelve months after the Closing Date; provided, however, that Recipient may elect to extend the term of any Service as set forth, with respect to such Service, on Exhibit A for up to an additional six months beyond the Initial Term (the “Extended Term”). This Agreement automatically expires, without notice, at the end of the last-remaining Initial Term or Extended Term for any Service or upon termination in accordance with Section 7.

7. Partial Termination; Termination.

(a) Either Party may terminate this Agreement, in whole or in part, prior to the expiration of its stated term immediately upon written notice to the other Party: (i) if the other Party commits a material breach of any provision of this Agreement (including Recipient’s failure to make payments when due) and such breach continues for a period of thirty (30) days following a written request to cure such breach; or (ii) if the other Party files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law or makes or seeks to make a general assignment for the benefit of its creditors or applies for or consents to the appointment of a trustee, receiver or custodian for it or a substantial part of its property.

(b) Recipient may terminate its right to receive any Service for any or no reason upon thirty (30) days prior written notice to Provider. Upon termination of any Service, Recipient shall promptly pay Provider for such Service to the extent actually provided pursuant to this Agreement through the date of termination and, upon such payment, Recipient shall have no further payment obligations under this Agreement with respect to such Service.

8. Cooperation; Representatives. The Parties shall use good faith efforts to reasonably cooperate with each other in all matters relating to the provision and receipt of Services. Each of Sinclair HoldCo and New Parent shall appoint a principal representative to facilitate communications and performance under this Agreement, who initially shall be Peter M. Johnson for Sinclair HoldCo and Richard L. Voliva III for New Parent. Sinclair HoldCo may treat an act of the principal representative of New Parent as being authorized by New Parent without inquiring behind such act or ascertaining whether such principal representative had authority to so act, and New Parent may treat an act of the principal representative of Sinclair HoldCo as being authorized by Sinclair HoldCo without inquiring behind such act or ascertaining whether such principal representative had authority to so act. Each of Sinclair HoldCo and New Parent shall have the right at any time and from time to time to replace its respective principal representative by giving notice in writing to the other Party, setting forth the name of (i) the principal representative to be replaced and (ii) the replacement, and certifying that the replacement principal representative is authorized to act for the Party giving the notice in all matters relating to this Agreement.

9. Independent Contractor. At all times during the term of this Agreement, Provider shall be an independent contractor in providing the Services hereunder with the sole right to supervise, manage, operate, control and direct the performance of the Services to be provided by it and the sole obligation to employ, compensate and manage its employees and business affairs. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of any Party with respect to the indebtedness, liabilities, obligations or actions of the other Party or any of its respective Representatives.

10. Force Majeure. Provider shall not be in default hereunder by reason of any failure or delay in the performance of its obligations to provide the Services to be provided by it hereunder where such failure or delay is due to fire, explosion, hurricane, storm, weather events, earthquake, act of nature, civil unrest or similar disorder, terrorist acts, war or any other hostilities or other casualty; provided, however, that Provider shall use all commercially reasonable efforts to avoid, remove or overcome such events, and resume its performance hereunder, as soon as is reasonably possible. Upon the occurrence of any such event which results in, or would reasonably be expected to result in, delay or failure to perform according to the terms of this Agreement, Provider shall promptly provide written notice to Recipient of such occurrence. During the period Provider is excused from providing any Services to be provided by it in accordance with this Section 10, Recipient shall not be liable for payment for such excused Services and shall be free to acquire such Services from any substitute source, at Recipient’s cost and expense, and without liability to Provider. At Recipient’s election, for any Service that Provider is excused from providing in accordance with this Section 10, the term of such Service as set forth on Exhibit A shall be extended by the period of time that such Service was not provided.

11. WARRANTIES. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PROVIDER HEREBY DISCLAIMS ALL WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12. Confidential Information. “Confidential Information” shall mean confidential or other proprietary information that is disclosed by one Party to the other Party under this Agreement. Confidential Information shall not include information which: (i) is or becomes public knowledge without any action by, or involvement of, the receiving Party; (ii) is independently developed by the receiving Party without use of the Confidential Information; or (iii) is received from a third party who is not under and does not thereby breach an obligation of confidentiality. The receiving Party agrees to (a) observe complete confidentiality with respect to the Confidential Information, (b) not to disclose, or permit any third party or entity access to, the Confidential Information (or any portion thereof) without prior written permission of the disclosing Party (except such disclosure or access which is required to perform any obligations under this Agreement), and (c) advise any employees, or any third parties who receive access to the Confidential Information, of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing the Confidential Information. Without limiting the foregoing, the receiving Party agrees to employ with regard to the Confidential Information procedures no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information. Notwithstanding the foregoing, the receiving Party may disclose the Confidential Information to the extent that it is required to be disclosed pursuant to any judicial or governmental order, provided that the receiving Party gives the disclosing Party, where possible, sufficient prior notice to contest such order. The receiving party shall be responsible for any breach of this Section 12 by any employees or third parties to whom it makes available Confidential Information as if such breach was committed by the receiving party. Except with respect to trade secrets, the covenants set forth in this Section 12 shall terminate five (5) years after the expiration of the term of this Agreement.

13. Indemnification.

(a) Provider shall indemnify, defend and hold harmless Recipient, its Affiliates and their respective Representatives (collectively, the “Recipient Indemnitees”) from and against any and all Damages suffered, incurred or sustained by any of them to the extent resulting from, arising out of or relating to Provider’s gross negligence or willful misconduct in connection with the provision of, or failure to provide, any Services to Recipient.

(b) Recipient shall indemnify, defend and hold harmless Provider, its Affiliates and their respective Representatives (collectively, the “Provider Indemnitees”) from and against any and all Damages suffered, incurred or sustained by any of them to the extent resulting from, arising out of or relating to (i) Recipient’s breach of this Agreement and (ii) the Services supplied by Provider pursuant to this Agreement, other than to the extent resulting from, arising out of or relating to Provider’s gross negligence or willful misconduct.

14. Specific Performance.

(a) The Parties shall be entitled to seek specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any applicable Law to post security as a prerequisite to obtaining equitable relief.

(b) Notwithstanding the foregoing, at least ten (10) days prior to either Party seeking specific performance to prevent breaches of this Agreement or to enforce specifically the terms of and provisions of this Agreement in any court, such Party shall provide the other with written notice containing reasonable detail regarding the basis for such dispute. During such ten (10) day period, the Parties shall reasonably cooperate to resolve any such dispute and if such dispute cannot be resolved the Parties shall escalate the issue to senior officers of each Party who shall reasonably cooperate to attempt resolve the issue.

15. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any Party without the prior written consent of the other Party; provided, however, that Recipient may, without the prior written consent of Provider, assign its right to receive any of the Services hereunder to one or more of its Subsidiaries.

16. Parties in Interest. This Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer on any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

17. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with written confirmation of receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 17):

(i)	if to New Parent,

Hippo Parent Corporation

2828 North Harwood Street, Suite 1300

Dallas, TX 75201

Email:                 president@hollyfontier.com

Attn:                   President

with a copy to (which shall not constitute notice):

Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attn:                  Benjamin R. Wills

Telephone:        (215) 963-5541

Email:               Benjamin.wills@morganlewis.com

(ii)	if to Sinclair HoldCo,

The Sinclair Companies

550 East South Temple

Salt Lake City, UT 84102

Attn:                 Lynn Hart

Telephone:      (801) 524-2756

Email:             lhart@sinclairoil.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attn:                 Scott N. Wulfe

     Alan Beck

Telephone:      (713) 758-2750

              (713) 758-3638

Email:             swulfe@velaw.com

abeck@velaw.com

18. Interpretation; Exhibits. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa. As used in this Agreement, (a) the words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, (b) the word “including,” and words of similar import, means “including, but not limited to” and “including, without limitation,” (c) the terms “dollars” and “$” means United States Dollars, the lawful currency of the United States of America, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) the word “or” is not exclusive, (f) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if” and (g) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. References to “Sections,” “Subsections,” or “Exhibits” means the Sections, Subsections of, or Exhibits to, this Agreement, as the case may be, except as may be otherwise specified. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All terms defined in this Agreement have their defined meanings when used in any Exhibit to this Agreement.

19. Entire Agreement. This Agreement (including the Exhibits hereto) comprises the entire agreement between the Parties with respect to the Services and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to Services. In the event of any inconsistency or conflict between the provisions of this Agreement (including the Exhibits hereto), on the one hand, and the provisions of the Business Combination Agreement, on the other hand, the Business Combination Agreement shall govern and control.

20. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Utah, without giving effect to the conflicts of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Utah.

21. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22. Severability. If any term or provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability in any jurisdiction affect the validity, legality or enforceability of such provision, or the application thereof, in any other jurisdiction.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

* * *

IN WITNESS WHEREOF, New Parent and Sinclair HoldCo have duly executed this Agreement as of the date first written above.

NEW PARENT:

HIPPO PARENT CORPORATION

By:	/s/ Michael C. Jennings
Name: Michael C. Jennings
Title: Chief Executive Officer

SINCLAIR HOLDCO:

THE SINCLAIR COMPANIES

By:	/s/ Ross B. Matthews
Name: Ross B. Matthews
Title: Chief Operating Officer

[Signature Page to Transition Services Agreement]

EXHIBIT A

SERVICES AND FEES

Omitted pursuant to Item 601(b)(2) of Regulation S-K.